LEGG MASON INVESTMENT TRUST, INC.



                             A Maryland Corporation







                           AMENDED AND RESTATED BYLAWS









                                 August 8, 2002


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                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I
NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL............................1
   Section 1.01.  Principal Offices..........................................1
   Section 1.02.  Seal.......................................................1

ARTICLE II
STOCKHOLDERS.................................................................1
   Section 2.01.  Annual Meetings............................................1
   Section 2.02.  Special Meetings...........................................1
   Section 2.03.  Place of Meetings..........................................2
   Section 2.04.  Notice of Meetings.........................................2
   Section 2.05.  Voting--In General.........................................2
   Section 2.06.  Stockholders Entitled to Vote..............................2
   Section 2.07.  Voting--Proxies............................................3
   Section 2.08.  Quorum.....................................................3
   Section 2.09.  Adjournment................................................3
   Section 2.10.  Stock Ledger and List of Stockholders......................4
   Section 2.11.  Action Without Meeting.....................................4
   Section 2.12.  Organization...............................................4

ARTICLE III
BOARD OF DIRECTORS...........................................................5
   Section 3.01.  Number and Term of Office..................................5
   Section 3.02.  Election of Directors......................................5
   Section 3.03.  Removal of Directors.......................................5
   Section 3.04.  Vacancies and Newly Created Directorships..................6
   Section 3.05.  General Powers.............................................6
   Section 3.06.  Regular Meetings...........................................6
   Section 3.07.  Special Meetings...........................................6
   Section 3.08.  Notice.....................................................7
   Section 3.09.  Waiver of Notice...........................................7
   Section 3.10.  Quorum and Voting..........................................7
   Section 3.11.  Compensation...............................................7
   Section 3.12.  Action Without a Meeting...................................7
   Section 3.13.  Chairman of the Board......................................7

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ARTICLE IV
EXECUTIVE COMMITTEE AND OTHER COMMITTEES.....................................8
   Section 4.01.  How Constituted............................................8
   Section 4.02.  Powers of the Executive Committee..........................8
   Section 4.03.  Proceedings, Quorum.and Manner of Acting...................8
   Section 4.04.  Other Committees...........................................8
   Section 4.05.  Emergency..................................................8

ARTICLE V
OFFICERS.....................................................................9
   Section 5.01.  General....................................................9
   Section 5.02.  Election, Term of Office and Qualifications................9
   Section 5.03.  Resignation................................................9
   Section 5.04.  Removal....................................................9
   Section 5.05.  Vacancies and Newly Created Offices........................9
   Section 5.06.  President.................................................10
   Section 5.07.  Vice President............................................10
   Section 5.08.  Treasurer and Assistant Treasurers........................10
   Section 5.09.  Secretary and Assistant Secretaries.......................10
   Section 5.10.  Subordinate Officers......................................11
   Section 5.11.  Remuneration..............................................11
   Section 5.12.  Surety Bonds..............................................11

ARTICLE VI
CUSTODY OF SECURITIES.......................................................11
   Section 6.01.  Employment of a Custodian.................................11
   Section 6.02.  Other Arrangements........................................12

ARTICLE VII
EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES..............................12
   Section 7.01.  General...................................................12
   Section 7.02.  Checks, Notes, Drafts, Etc................................12
   Section 7.03.  Voting of Securities......................................12

ARTICLE VIII
CAPITAL STOCK...............................................................13
   Section 8.01.  Certificates for Stock....................................13
   Section 8.02.  Transfer of Capital Stock.................................13
   Section 8.03.  Transfer Agents and Registrars............................13
   Section 8.04.  Transfer Regulations......................................13
   Section 8.05.  Fixing of Record Date.....................................13

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ARTICLE IX
FISCAL YEAR, ACCOUNTANT.....................................................13
   Section 9.01.  Fiscal Year...............................................13
   Section 9.02.  Accountant................................................14

ARTICLE X
INDEMNIFICATION AND INSURANCE...............................................14
   Section 10.01.  Indemnification of Officers, Directors,
                   Employees and Agents.....................................14
   Section 10.02.  Insurance of Officers, Directors, Employees and Agents...15
   Section 10.03.  Non-Exclusivity..........................................15

ARTICLE XI
AMENDMENTS..................................................................16
   Section 11.01.  General..................................................16
   Section 11.02.  By Stockholders Only.....................................16
   Section 11.03.  Limitation on Amendment..................................16


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                        LEGG MASON INVESTMENT TRUST, INC.

                           AMENDED AND RESTATED BYLAWS


                                    ARTICLE I
                NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

         Section 1.01 Principal Offices: The principal office of Legg Mason Investment Trust, Inc. (the "Corporation") in the State of Maryland shall be located in the City of Baltimore. The Corporation may establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine. Except as provided in Section 2.10, the Board of Directors may keep the books of the Corporation at any office of the Corporation or at any other place as it may from time to time determine.

         Section 1.02. Seal: The corporate seal of the Corporation shall be determined by the Board of Directors and shall bear the name of the Corporation, the year of the incorporation, and the words "Corporate Seal, Maryland." Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

                                   ARTICLE II
                                  STOCKHOLDERS

         Section 2.01. Annual Meetings: The Corporation is not required to hold an annual meeting of its stockholders in any year in which the election of Directors is not required to be acted upon by the Investment Company Act of 1940, as amended ("1940 Act").

         Section 2.02. Special Meetings: Special meetings of the stockholders may be called at any time by the Chairman of the Board, the president, any vice president, or a majority of the Board of Directors. Special meetings of the stockholders shall be called by the secretary upon the written request of the holders of shares entitled to vote not less than a majority of all the shares entitled to be voted at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to vote less than a majority of all the shares entitled to be voted at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

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         Section 2.03. Place of Meetings:  All  stockholders'  meetings shall be held at the principal office of the Corporation, except that the Board of Directors may fix a different place of meeting, which shall be specified in each notice or waiver of notice of the meeting.

         Section 2.04. Notice of Meetings: The secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or as otherwise required by law, the purpose or purposes for which the meeting is called, to be delivered to stockholders in any way permitted by law, not less than ten nor more than ninety days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his or her address as it appears on the records of the Corporation at the time of such delivery. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

         Section 2.05. Voting - In General: At every stockholders' meeting each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the charter of the Corporation or these Bylaws or as required by provisions of the 1940 Act or other applicable law, all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the Chairman of the meeting.

         At any meeting at which there is an election of Directors, the chairman of the meeting may, and upon the request of the holders of ten percent of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as an inspector.

         Section 2.06.  Stockholders  Entitled to Vote: If,  pursuant to Section
8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock of the appropriate series of shares ("Series") or class of shares ("Class") of the Corporation standing in his or her name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed by the Board of Directors for the determination of stockholders entitled to notice of or to vote at a meeting, the record date for the meeting of stockholders shall be the close

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of business (generally, 4:00 PM Eastern time on any day) on the later of (a) the day on which notice of the meeting is transmitted or (b) the thirtieth day before the meeting.

         Section 2.07. Voting - Proxies: Subject to the provisions of the charter of the Corporation, stockholders entitled to vote may vote either in person or by proxy; provided the stockholder or his or her duly authorized attorney has either (1) signed and dated a written instrument authorizing such proxy to act, or (2) authorized the proxy to act by any other means allowed by law and authorized by the Board of Directors. The Board of Directors may approve by resolution an alternative to execution of a written instrument authorizing the proxy to act, which may include transmitting, or authorizing the transmission  of,  a  telegram,  cablegram,  or  datagram,  or the use of  other alternative means, including telephonic, computerized, or electronic transmissions, as permitted by law, to a person authorized to act as proxy or to proxy soliciting services, proxy support services, or any other person authorized by the person who will act as proxy to receive the transmission. No proxy shall be voted after eleven months from its date unless it provides for a longer period. Each proxy shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to an inspector of election or, if no inspector has been appointed, then to the secretary of the Corporation, or person acting as secretary of the meeting, before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

         Section 2.08. Quorum: Except as otherwise provided in the charter of the Corporation, the presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one-third of all the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business, except that where the holders of shares of any Series or Class are entitled to vote separately ("Separate Series or Class") or where the holders of two or more (but not all) Series or Classes are required to vote as a single Series or Class ("Combined Series or Class"), the presence in person or by proxy of the holders of one-third of the shares entitled to be cast at the meeting of that Separate Series or Class or Combined Series or Class, as the case may be, shall constitute a quorum for such vote.

         Section 2.09. Adjournment: In the absence of a quorum or upon motion by the Chairman of the meeting, the holders or proxies of a majority of the shares present at the meeting in person or by proxy and entitled to vote thereat, or, if no stockholder entitled to vote is present thereat in person or by proxy, the Chairman of the meeting, may adjourn the meeting without determining the date of the new meeting or from time to time, without further notice, to a date not more than 120 days after the original record date. Any business that might have been

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transacted  at the  meeting  originally  called  may be  transacted  at any such adjourned meeting at which a quorum is present. If a quorum with respect to a Separate Series or Class or a Combined Series or Class, as the case may be, shall not be present or represented at any meeting of stockholders, the stockholders of such Separate Series or Class or such Combined Series or Class, as the case may be, may adjourn the meeting in accordance with the voting requirements set forth above. In addition, notwithstanding the presence of a quorum with respect to the Corporation, a Separate Series or Class or a Combined Series or Class, if the Chairman of the meeting moves that a longer solicitation period is appropriate for items of business relating to the Corporation, a Separate Series or Class or a Combined Series or Class, nothing herein shall be construed to prevent those present at a stockholders meeting at which a quorum is present from voting to adjourn to a later date to allow for the solicitation of additional votes.

         Section 2.10. Stock Ledger and List of Stockholders: It shall be the duty of the secretary or assistant secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for at least the six months next preceding such request, and who own in the aggregate five percent or more of the outstanding capital stock of the Corporation, may, in person or by agent, upon written request, inspect and copy during usual business hours the Corporation's stock ledger at its principal office in Maryland; and may submit (if the Corporation at the time of the request does not maintain a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within twenty days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each Series and Class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent or by its registrar.

         Section 2.11. Action Without Meeting: Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

         Section 2.12. Organization: At every meeting of stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following present shall conduct the meeting in the order stated: the president, a vice president, or, in the absence of the Chairman of the Board and such officers, a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the secretary, or in his or her absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Chairman, shall act as secretary of the

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meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the Chairman of the meeting. The Chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such Chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the Chairman of the meeting may
determine;   (c)  limiting  participation  at  the  meeting  on  any  matter  to stockholders of record of the Corporation entitled to vote on any such matter, their duly authorized proxies or other such persons as the Chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; and (f) recessing or adjourning the meeting to a later date, time and place announced by the Chairman of the meeting. Unless otherwise determined by the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.01. Number and Term of Office: The Board of Directors shall consist of ten Directors, which number may be increased or decreased by a resolution of a majority of the entire Board of Directors; provided that the number of Directors shall not be less than three nor more than twenty; and further provided that if there is no stock outstanding the number of Directors may be less than three but not less than one, and if there is stock outstanding and so long as there are less than three stockholders, the number of Directors may be less than three but not less than the number of stockholders. Any resolution of the Board of Directors regarding the number or term of the Directors may not affect the tenure of office of any current Director. Each Director (whenever selected) shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

         Section 3.02.  Election of Directors:  Except as otherwise  provided in
Section 3.03 and 3.04 hereof, the Directors shall be elected by the stockholders on a date fixed by the Board of Directors. A plurality of all the votes validly cast at a meeting at which a quorum is present in person or by proxy is sufficient to elect a Director.

         Section 3.03. Removal of Directors: At any stockholders' meeting duly called, provided a quorum is present, any Director may be removed (either with or without cause) by the affirmative vote of a majority of all the votes entitled to be cast for the election of Directors, and at the same meeting a duly qualified person may be elected in his or her stead by a plurality of the votes validity cast.

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         Section  3.04.  Vacancies  and  Newly  Created  Directorships:  If  any
vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors, provided that in either case, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 150 days (unless the Securities and Exchange Commission ("SEC") shall by rule or order extend such period) for the purpose of electing Directors to fill any existing vacancies in the Board of Directors.

         Section 3.05. General Powers:

         (a) The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the charter of the Corporation, or by these Bylaws.

         (b) All acts done by any meeting of the Directors or by any person acting as a Director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Director or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the Director or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

         Section 3.06. Regular Meetings: The Board of Directors from time to time may provide by resolution for the holding of regular meetings for transacting proper business and fix their time and place, which need not be in the State of Maryland. Except as otherwise provided under the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

         Section 3.07. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the president (or, in the absence or disability of the president, by any vice president), the treasurer, or two or more Directors, at the time and place (which need not be in the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

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         Section 3.08.  Notice:

         (a) Except as otherwise provided under the 1940 Act, notice of such regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided for notice of special meetings, to each Director not present at the meeting at which such change was made.

         (b) Except as otherwise provided, notice of any special meeting shall be given by the secretary to the Directors, by transmitting to them via mail, courier service, telephone, facsimile, e-mail or other electronic means, a notification of such meeting at least 24 hours before the meeting.

         Section 3.09. Waiver of Notice: No notice of any meeting need be given to any Director who attends such meeting in person or to any Director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

         Section 3.10. Quorum and Voting: At all meetings of the Board of Directors the presence of one-third or more of the number of Directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two Directors (unless the Corporation, at the time, has only one Director, in which case that one will constitute a quorum). In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the charter of the Corporation or by these Bylaws.

         Section 3.11. Compensation: Each Director may receive such remuneration for his or her services as shall be fixed from time to time by resolution of the Board of Directors.

         Section 3.12. Action Without a Meeting: Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consents thereto are signed by all members of the Board and such written consents are filed with the records of the meetings of the Board.

         Section 3.13. Chairman of the Board: The Board of Directors, at its annual meeting, shall elect from among the Directors a Chairman of the Board, who shall serve at the pleasure of the Board of Directors. If the Board of Directors does not elect a Chairman at any annual meeting, it may do so at any subsequent regular or special meeting. The Chairman of the Board shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been chosen and qualified. If the office of Chairman of the Board shall become vacant for any reason, the Board of Directors may fill such vacancy at any regular or special meeting. The Chairman of the Board shall preside at all stockholders' meetings and at all meetings of the Board of

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Directors  and shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall not be considered an officer of the Corporation by reason of holding said position.

                                   ARTICLE IV
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 4.01. How Constituted: By resolution adopted by the Board of Directors, the Board may designate an executive committee, consisting of not less than three nor more than five Directors. The Board may also designate additional committees consisting of at least two Directors. Each member of a committee shall be a Director and shall hold office at the pleasure of the Board. The Chairman of the Board, if any, and the president shall be members of the executive committee.

         Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the executive committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by the full Board of Directors, except the power to declare a dividend, to authorize the issuance of stock, to recommend to stockholders any matter requiring stockholders' approval, to amend the Bylaws, or to approve any merger or share exchange which does not require shareholder approval.

         Section 4.03. Proceedings, Quorum and Manner of Acting: In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of such rules, the proceedings, quorum and manner of acting of a committee shall be governed by the rules applicable to the full Board of Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         Section 4.04. Other Committees: The Board of Directors may appoint other committees, each consisting of one or more persons, who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or another committee thereof.

         Section 4.05. Emergency. In the event of a state of emergency or disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its Directors and officers as contemplated by the charter of the Corporation and these Bylaws, any two or more

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available members of the then-incumbent  executive  committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of this Article. In the event of the unavailability, at such time, of a minimum of two members of the then-incumbent executive committee, the available Directors shall elect an executive committee comprised of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the executive committee for the full conduct and management of the affairs of the Corporation in accordance with the provisions of Section 4.02.

                                    ARTICLE V
                                    OFFICERS

         Section 5.01. General: The officers of the Corporation shall be a president, a secretary and a treasurer, and may include one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.10 hereof.

         Section 5.02. Election, Term of Office and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.10 hereof) shall be elected by the Board of Directors at a regular or special meeting of the Board of Directors. Except as provided in Sections 5.03, 5.04 and 5.05 hereof, each officer chosen by the Board of Directors shall hold office at the pleasure of the Board until his or her successor shall have been chosen and qualified. Any person may hold one or more offices of the Corporation except that the president may not hold the office of vice president, and provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer. No officer need be a Director.

         Section 5.03. Resignation: Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 5.04. Removal: Any officer may be removed from office by the Board of Directors by the vote of a majority of the Board of Directors given at a regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

         Section 5.05. Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or

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

special meeting or, in the case of any office created pursuant to Section 5.10 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

         Section 5.06. President: The president shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board, shall preside at all stockholders' meetings and at all meetings of the Board of Directors. Subject to the supervision of the Board of Directors, he or she shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Subject to the provisions of Section 7.01 and except as the Board of Directors may otherwise order, he or she may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

         Section 5.07. Vice President: The Board of Directors may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the president. At the request or in the absence or disability of the president, any vice president may perform all of the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

         Section 5.08. Treasurer and Assistant Treasurers: The treasurer shall be the principal financial and accounting officer of the Corporation. He or she shall deliver all funds and securities of the Corporation that may come into his or her hands to such bank or trust company as the Board of Directors shall employ as custodian. He or she shall prepare annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the Corporation's principal office within 120 days after the end of the fiscal year. The treasurer shall furnish such other reports regarding the business and condition of the Corporation as the Board of Directors may from time to time require and perform such duties additional to the foregoing as the Board of Directors may from time to time designate.

         Any assistant treasurer may perform such duties of the treasurer as the treasurer or the Board of Directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

         Section 5.09. Secretary and Assistant Secretaries: The secretary shall attend to the giving and serving of all notices of the Corporation and shall act as secretary at, and record all proceedings of, the meetings of the stockholders and Directors in the books to be kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Directors. At every meeting of the

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

stockholders, he or she shall receive and take charge of and/or canvass all proxies and/or ballots, and shall decide all questions affecting the qualification of voters, the validity of proxies and the acceptance or rejection of votes, except that the chairman may assign such duties to inspectors of election pursuant to Section 2.05 hereof. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

         Any assistant secretary may perform such duties of the secretary as the secretary or the Board of Directors may assign and, in the absence of the secretary, may perform all the duties of the secretary.

         Section 5.10. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint and remove any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         Section 5.11. Remuneration: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5 hereof.

         Section 5.12. Surety Bonds: The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the SEC) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                   ARTICLE VI
                              CUSTODY OF SECURITIES

         Section 6.01. Employment of Custodian: The Corporation shall place and maintain its securities and similar investments in the custody of one or more custodians meeting the requirements of the 1940 Act, or may serve as its own custodian in accordance with such rules and regulations or orders as the SEC may from time to time prescribe for the protection of investors. Securities held by a custodian may be registered in the name of the Corporation, including the designation of the particular Series or Class to which such assets belong, or any such custodian, or the nominee of either of them. Subject to such rules, regulations, and orders of the SEC, the Corporation or any custodian, with the consent of the Corporation, may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities, pursuant

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

to which system all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical entry of such securities. The Corporation shall at all times employ a bank or trust company organized under the laws of the U.S. or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these Bylaws.

         Section 6.02. Other Arrangements: The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                   ARTICLE VII
                 EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

         Section 7.01. General: Subject to the provisions of Sections 5.06, 7.02, and 8.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president or a vice president and by the treasurer or secretary or an assistant treasurer or an assistant secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

         Section 7.02. Checks, Notes, Drafts, Etc.: So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or such nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Directors.

         Section 7.03. Voting of Securities: Unless otherwise ordered by the Board of Directors, the president or any vice president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

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

                                  ARTICLE VIII
                                  CAPITAL STOCK

         Section 8.01. Certificates for Stock: Certificates for stock shall not be issued.

         Section 8.02. Transfer of Capital Stock:

         (a) Transfers of shares of any Series or Class of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) as prescribed by the Board of Directors.

         (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

         Section 8.03. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents or registrars of shares of any Series or Class of the Corporation.

         Section 8.04. Transfer Regulations: Except as provided in the charter of the Corporation, the shares of any Series of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of any Series or Class of the Corporation.

         Section 8.05. Fixing of Record Date: The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than ninety nor less than ten days prior to the date on which the particular action requiring such determination of stockholders of record will be taken, except as otherwise provided by law.

                                   ARTICLE IX
                             FISCAL YEAR, ACCOUNTANT

         Section 9.01. Fiscal Year: The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of December in each year.

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

         Section 9.02. Accountant:

         (a) The Corporation shall employ an independent accountant or firm of independent accountants as its accountant to examine the account of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders.

         (b) A majority of the Directors who are not "interested persons" of the Corporation, as that term is defined under the 1940 Act ("Independent Directors") shall select the accountant at any meeting held within ninety days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting (if any) in that year. The engagement of the Corporation's accountant may be terminated at any time by a vote of the majority of the Corporation's outstanding securities. If a meeting of stockholders shall reject such selection or terminate said engagement, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

         (c) Nothing in this Article IX shall be deemed to prohibit the Corporation from employing different independent accountants or firms of independent accountants for different Series of the Corporation.

                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE

         Section 10.01.  Indemnification of Officers,  Directors,  Employees and
Agents: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
("Proceeding'), by reason of the fact that he or she is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all reasonable expenses (including attorneys' fees) actually incurred, and judgments, fines, penalties and amounts paid in settlement in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's Directors, officers, and employees.

         (a) Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or reckless disregard of his or her duties ("disabling conduct").

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

         (b)  The Corporation shall not indemnify any such person unless:

                  (1) the court or other body before which the proceeding was brought (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

                  (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the Directors of the Corporation who are not Independent Directors or parties to the Proceeding, or (b) if a majority of a quorum of Directors described above so directs, or if such quorum is not obtainable, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

         (c) Reasonable expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses unless it is ultimately determined that he or she is entitled to indemnification, if:

                  (1) such person shall provide adequate security for his or her undertaking;

                  (2) the Corporation shall be insured against losses arising by reason of such advance; or

                  (3) a majority of a quorum of the Directors of the Corporation who are not Independent Directors or parties to the proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

         Section 10.02. Insurance of Officers, Directors,  Employees and Agents:
The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position.

         Section 10.03. Non-exclusivity: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the charter of the Corporation, these Bylaws, any agreement, vote of stockholders or Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                                   ARTICLE XI
                                   AMENDMENTS

         Section 11.01. General: Except as provided in Sections 11.02 and 11.03 hereof, all Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made, by the affirmative vote of a majority of either:

         (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or

         (b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw.

         Section 11.02.  By Stockholders Only:

         (a) No amendment of any section of these Bylaws shall be made except by the stockholders of the Corporation if the Bylaws provide that such section may not be amended, altered or repealed except by the stockholders.

         (b) From and after the issuance of any shares of the capital stock of the Corporation, no amendment of this Article XI shall be made except by the stockholders of the Corporation.

         Section 11.03. Limitation on Amendment: No amendment to Article X of these Bylaws shall narrow or eliminate any right to expenses, indemnification or insurance for any claim or proceeding arising out of conduct occurring prior to said amendment.


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